Exhibit 10.3

ALLONGE

This Allonge, dated as of June 7, 2018, shall be appended to and made a part of that certain convertible promissory note (the “Note”), issued February 1, 2018 in the amount of $200,000 by Nightfood Holdings, Inc. to Regal Consulting, LLC. Unless otherwise indicated, all capitalized terms shall have the meaning given them in the Note.

1.	Conditioned only upon the Borrower making a pre-payment of $100,000 (the “Special Prepayment”) on or before June 18, 2018: (i) the right of the Holder to convert the Note to the Borrower’s common stock is forever removed from the Note and (ii) no prepayment penalty shall be charged with respect to the Special Prepayment; and (iii) the due date of the Note when all remaining interest and principal shall be due is amended to be July 6, 2018 with no prepayment penalty due for payment on or before such date.
2.	Except as amended by this Allonge, the Note shall remain in full force and effect.

NightFood Holdings, Inc.		Regal Consulting, LLC

By:		By:
	Sean Folkson, CEO		Parker Mitchell, Manager